SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported) May 26, 1995


                                 EQUITY AU, INC.
              (Exact Name of Registrant as Specified in its Charter


                                     Delaware
                 (State or Other Jurisdiction of Incorporation)


        33-20582                                  75-2276137
 Commission File Number                (IRS Employer Ident. No.)


                  119 Gold Lane, Mena, Arkansas        71953
            (Address of Principal Executive Offices)      (Zip Code)

                                 (407) 647-3952
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.


    On May 26, 1995, the Registrant is reporting several significant changes in its management, ownership, and control.

    Regarding management, the Registrant has appointed a new President, Mr. Stephen Guarino. Mr. Guarino replaces Natvar Patel, who had previously been serving as President and Secretary following the February 1995 resignation of Kingman L. Hitz as President and acting Secretary, and the subsequent move of the Registrant's headquarters to its facilities in Mena, Arkansas. Mr. Patel retains his position as Secretary.

    The board of directors has changed with the resignation of Gail Holderman, the "termination" of Kingman L. Hitz as a director, and the appointment of William Hanlon, Stephen Guarino, and Roger Tichenor as directors. Subsequently, it was determined that the termination of Mr. Hitz was invalid under the Registrant's By-laws. Mr. Hitz accordingly remained as a director, but had not been given notice of, or participated in, any meetings or resolutions since his resignation as an officer in February 1995.

    The board of directors has issued a substantial amount of new class A common stock which significantly dilutes and changes ownership percentages of such shares. The board resolved and issued 16,000,000 restricted class A common shares to Stephen Guarino in exchange for the contribution of $200,000 in operating capital, contributed between February and May of 1995. Chairman Arch also granted full management control of the Registrant to Mr. Guarino.

    Mr. Arch has been issued 9,617,000 restricted shares of class A common stock in exchange for $96,170 previously loaned to the Registrant, and Roger Tichenor was issued 2,000,000 restricted class A common shares for services performed on behalf of the Registrant.

    The following tables represent the approximate ownership of the Registrant's class B common stock, which holds the right to elect a majority of the Registrant's directors, and its class A voting common shares on May 26, 1995:

                             CLASS B - COMMON STOCK


Title of Name and address         Amount of shares     % of class
         of owner                 owned


Common   Calistro and Peters           100,000            100.0
         James Arch, Manager
         P.O. Box 940037
         Maitland, FL 32794


Common   All Officers and Directors    100,000            100.0
         as a Group



                             CLASS A - COMMON STOCK


Title of:     Name and address         Amount of shares     % of class
         of owner                 owned 1/                 5/6


Common   Stephen Guarino               16,000,000           18.0
         Director, President & CEO
         1502 Route 38
         Cherry Hill, NJ 08002

Common   William Hanlon                         0             .0
         Director
         3412 Progress Dr.
         Ben Salem, PA 19020

Common   Bruce R. Beckman                   100,010          0.1
         Director
         16574 Glenwood
         Stillwell KS 66085

Common   Kingman L. Hitz                  143,400 /2         0.2
         Director
         2040 Spring Creek Pkwy #141-200
         Plano, TX 75023
Common   Roger Tichenor                 2,000,000            2.1
         Director
         73 S. Palm Ave., Ste 223
         Sarasota, FL 34326

Common   Natvar C. Patel                        0 /4         0.0
         Vice President & Secretary
         119 Gold Lane
         Mena, Arkansas 71953


Common   Calistro and Peters            6,603,700 /3         7.0
         James Arch, Manager
         P.O. Box 940037
         Maitland, FL 32794

Common   James Arch                     9,639,169 /3        11.0
         P.O. Box 940037
         Maitland, FL 32794

Common   Arch Family Ltd. Partnership     311,429 /3          .5
         P.O. Box 940037
         Maitland, FL 32794

Common   James Arch Trust dtd. 7/31/91    339,010 /3          .5
         P.O. Box 940037
         Maitland, FL 32794


Common   All Officers, Directors            35,136,718           40.0
         and Affiliates as a Group


    1/   Giving effect to a 2 for 3 reverse split of the shares of
the Company authorized by the Board of Directors on February 14, 1989.

    2/   Mr. Hitz is also eligible to receive an additional
100,000 shares at no cost from the Registrant's employee stock participation plan, and eligible to receive options for 750,000 shares at a price of $.125 per share for the achievement of specified production goals. Also, Mr. Hitz owns 2,500 shares of the Registrant's class "B" preferred stock which can be exchanged for 40,000 Class A common shares. Mr. Hitz resigned as President and Secretary in February 1995, but did not resign as a director.

    3/   Entities either owned or controlled by Mr. Arch.

    4/   Mr. Patel is eligible to receive 100,000 shares at no
cost from the Registrant's employee stock participation plan, and eligible to receive stock options for an additional 200,000 shares at a price of $.125 per share for the achievement of specified production goals.

    5/   According to a report from the Registrant's transfer
agent, there are now approximately 88,321,115 shares issued and outstanding as of the date of this report.

    6/   Percentage ownership is approximate to the nearest one-tenth of one percent.


                                    EXHIBITS

                                      None


                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Equity AU, Inc.
                                       (Registrant)



Date:   July 16,1996         By:            James Arch
                                      James Arch, Chairman